EXHIBIT 10.6

                                PLEDGE AGREEMENT


                  PLEDGE AGREEMENT (the "Agreement"), dated as of March 13, 1996, made by RHI HOLDINGS, INC., a Delaware corporation ("Pledgor"), in favor of Gadsby & Hannah (the "Pledgee").


                                R E C I T A L S :

                  A. Pursuant to the terms of an Agreement to Exchange 6% Cumulative Convertible Preferred Stock and Special Preferred Stock dated as of March 1, 1996 (the "Exchange Agreement") among Shared Technologies Inc. ("Shared Technologies"), The Fairchild Corporation ("TFC"), RHI and Fairchild Industries, Inc. (a wholly-owned subsidiary of RHI), RHI has received 250,000 shares of Series I 6% Cumulative Convertible Preferred Stock, par value $.01 per share (the "Convertible Preferred Stock"), of Shared Technologies and 200,000 shares of Series J Special Preferred Stock, par value $.01 per share (the "Special Preferred Stock" and, together with the Convertible Preferred Stock, the "Preferred Stock").

                  B. This  Agreement is given by Pledgor in favor of Pledgee for the benefit of Shared Technologies to secure the payment and performance by the Indemnifying Parties (as hereinafter defined) of Indemnification Agreements dated the date hereof (the "Indemnification Agreements") between Shared Technologies and each of TFC, RHI, and Fairchild Holding Corp. (collectively, the "Indemnifying Parties").

                               A G R E E M E N T :

                  NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Pledgor and Pledgee hereby agree as follows:

                  SECTION 1. Pledge. As collateral security for the payment and performance when due of all of the Indemnifying Parties' obligations to Shared Technologies under the Indemnification Agreements (the "Secured Obligations"), Pledgor hereby pledges, assigns and grants to Pledgee for the benefit of and as agent for Shared Technologies, until this Agreement terminates, a continuing first priority security interest in and to all of the right, title and interest of Pledgor in shares of Preferred Stock of Shared Technologies described in
Schedule I hereto (the "Pledged Shares"). The term "Pledged Collateral" shall mean (i) the Pledged Shares and all other securities or property


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issued in exchange or as replacement for (by reason of merger, reorganization or otherwise) the Pledged Shares by the Company or a third party ("New Pledged Shares") and (ii) all other assets or property substituted for the Pledged Shares in accordance with Section 6 of this Agreement.

                  SECTION 2. Delivery of Pledged Shares. The certificates representing the Pledged Shares, together with stock powers, are, concurrently with the execution of this Agreement, being delivered to Pledgee (and with respect to any New Pledged Shares will be promptly delivered to Pledgee when received by Pledgor) and will be held by Pledgee pursuant to and in accordance with the terms of this Agreement.

                  SECTION 3.  Voting Rights; Distributions; etc.

                  (a) Pledgor shall be entitled to exercise any and all voting and other consensual rights (including rights to exercise) pertaining to the Pledged Collateral or any part thereof for any purpose not inconsistent with the terms or purpose of this Agreement.

                  (b) Pledgor shall be entitled to receive and retain, and to utilize free and clear of the lien of this Agreement, any and all dividends or distributions made with respect to the Pledged Collateral, provided, however, if a Dispute Notice (as hereinafter defined) has been delivered, until there has been a resolution of the dispute to which such Dispute Notice relates, all dividends and distributions on the portion of Pledged Collateral required to satisfy Shared Technologies' claims under the relevant Dispute Notice, shall be delivered to and held by the Pledge Agent. Upon resolution of the dispute which is the subject of the Dispute Notice all dividends and distributions shall forthwith be delivered to the party in whose favor the dispute was resolved.

                  (c) Pledgee shall be deemed without further action or formality to have granted to Pledgor all necessary consents relating to voting rights and shall, if necessary, upon written request of Pledgor, from time to time execute and deliver (or cause to be executed and delivered) to Pledgor all such instruments as Pledgor may reasonably request in order to permit Pledgor to exercise the voting and other rights which it is entitled to exercise pursuant to Section 3(a) hereof and to receive the dividends and distributions which it is authorized to receive and retain pursuant to Section 3(b) hereof.

                  SECTION 4. Other Liens. Pledgor shall not (i) sell, convey, assign or otherwise dispose of (except pursuant to Section 6), or grant any option, right or warrant with respect to,


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any of the Pledged  Collateral,  or (ii) create or permit to exist any lien upon or with respect to any Pledged Collateral other than the lien and security interest granted to Pledgee for the benefit of Shared Technologies under this Agreement.

                  SECTION 5. Cancellation of Pledged Shares upon Payment Default. In the event that Shared Technologies claims it is entitled to a payment from an Indemnifying Party in accordance with the terms of an Indemnification Agreement because of a payment that Shared Technologies has made or is then obligated to make to a third party and for which it is entitled to indemnification under the Indemnification Agreements, such Indemnifying Party shall have 30 days (the "Notice Period") from its receipt of written notice of such claim to pay to Shared Technologies the amount of such claim in cash or dispute responsibility for indemnification of such claim by delivering a written notice thereof to Shared Technologies (a "Dispute Notice"). In the event that such Indemnifying Party fails to pay any such claim or deliver a Dispute Notice within such 30- day period, Pledgee shall deliver to Shared Technologies, at Shared Technologies' request (a "Pledge Notice"), Pledged Shares or, if applicable, New Pledged Shares (in each case valued at their liquidation preference) in an amount equal to such claimed amount and Shared Technologies shall cancel the same and they will cease to be Pledged Collateral for all purposes of this Agreement. In the event of a claim subject to a Dispute Notice, upon settlement of such dispute, if the Indemnifying Party fails to pay the amount owing to Shared Technologies, if any, as a result of such settlement (the "Undisputed Claim Amount"), within 30 days thereof, Pledgee shall deliver to Shared Technologies, upon delivery to Pledgee of a Pledge Notice, Pledged Shares or, if applicable, New Pledged Shares (in each case valued at their liquidation preference) equal to the Undisputed Claim Amount and Shared Technologies shall cancel the same. Any such cancellation of Pledged Shares or New Pledged Shares pursuant to this Section 5 will be deemed to have satisfied the Indemnifying Party's obligations under the Indemnification Agreements for the claim to the extent of the liquidation preference of the Pledged Shares or New Pledged Shares so cancelled. The foregoing rights of Shared Technologies shall not obviate Shared Technologies' other available rights to seek indemnification payments from the Indemnifying Parties.

                  SECTION 6. Substitution of Collateral. At its election, Pledgor may substitute property or assets owned by it for all or a portion of the Pledged Shares (or New Pledged Shares) so long as (i) the fair market value of such substitute property or assets is at least equal to the fair market value of the Pledged Shares (or New Pledged Shares) for which substitution is sought, as evidenced by the written opinion of an investment banking firm of nationally


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                                       -4-


recognized standing reasonably acceptable to Shared Technologies, (ii) such substitute property or assets are not subject to any other lien or security interest at the time of such substitution, (iii) Pledgor delivers to Pledgee such instruments and documents which are necessary for Pledgee to perfect a first priority lien on and security interest in such substitute property or assets and (iv) Pledgor, Pledgee and Shared Technologies shall have entered into such amendments or supplements to this Agreement as are reasonably requested by Pledgee and Shared Technologies in order to ensure Pledgee's rights and remedies hereunder with respect to such substituted property or assets.

                  SECTION 7. Termination of Agreement; Release of Pledged Collateral. On the Termination Date, this Agreement shall terminate and Pledgee's and Shared Technologies' rights with respect to the Pledged Collateral shall terminate and Pledgee shall promptly deliver the certificates (or other property or assets) representing the Pledged Collateral to Pledgor, free and clear of any lien or encumbrance thereon. "Termination Date" means the later to occur of (i) the third anniversary of the date of this Agreement and (ii) the date on which the consolidated net worth (computed in accordance with generally accepted accounting principles) of The Fairchild Corporation at such time (as evidenced by an audited balance sheet delivered to Pledgee by Pledgor) is at least (x) $25 million greater than such net worth at September 30, 1995 (excluding for such purpose any value attributed to the Preferred Stock on such balance sheet) and (y) $225 million (including for such purpose the value of the Preferred Stock); provided that in the event of any outstanding claims under the Indemnification Agreements that are subject to a Dispute Notice, the Termination Date shall not be deemed to occur with respect to an amount of Pledged Collateral equal to the claim which is the subject of such Dispute Notice, until such dispute is resolved unless, as to any such claim, the appropriate Indemnifying Parties accept, by written agreement reasonably satisfactory to Shared Technologies, full and unconditional liability for such claim and agree to assume the defense thereof and full responsibility therefor (an "Assumption"). The foregoing provisions notwithstanding, in the event that a Pledge Notice has been delivered as to which Pledgor has not yet responded and the Notice Period has not yet expired, such claims shall be subject to the terms of the proviso of the preceding sentence until the earlier to occur of the payment by Pledgor of the Undisputed Claim Amount or delivery by Pledgor to Shared Technologies of an Assumption.

                  SECTION 8. Continuing Security Interest; Assignment. This Agreement shall create a continuing security interest in the Pledged Shares and shall (i) be binding upon Pledgor, its successors and assigns, and (ii) inure, together with the rights


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                                       -5-


and remedies of each of Pledgee and Shared Technologies hereunder, to the benefit of each of Pledgee and Shared Technologies and their respective successors, transferees and assigns; no other Person (including, without limitation, any other creditor of Pledgor or Shared Technologies) shall have any interest herein or any right or benefit with respect hereto.

                  SECTION 9. GOVERNING LAW; TERMS. THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS, EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR PROPERTY ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

                  SECTION 10. Severability of Provisions. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

                  SECTION 11. Execution in Counterparts. This Agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all such counterparts together shall constitute one and the same agreement.

                  SECTION 12.  Headings.   The  Section  headings  used  in this
Agreement are for convenience of reference only and shall not affect the construction of this Agreement.

                  SECTION 13. Arbitration. Any controversy, dispute or question arising out of or in connection with this Agreement, or the interpretation, performance or non-performance of this Agreement or any breach hereof, shall be determined by arbitration held in New York, in accordance with the then existing rules of the American Arbitration Association. Any decision or award of such arbitration shall be final, conclusive and binding on the parties hereto. Nothing contained herein shall in any way deprive either party of its right to obtain injunctions or other equitable relief, including preliminary relief pending arbitration. All costs and expenses (including counsel and expert witness fees) associated with any such arbitration shall be paid by the party adjudged by the arbitrator to be responsible for the costs. Any award rendered by an arbitrator shall be enforceable in any court of competent jurisdiction.


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                                       -6-



                  SECTION 14. Pledgee. Shared Technologies hereby appoints Gadsby & Hannah as its agent to act as its pledge agent with respect to the Pledged Collateral pursuant to this Agreement. The actions of Pledgee hereunder are subject to the provisions of this Agreement. Pledgee shall have the right hereunder to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking action (including, without limitation, the release or substitution of Pledged Collateral), in accordance with this Agreement. Pledgee may resign as long as Pledgee is replaced by a successor Pledgee approved by Pledgor and Shared Technologies. Upon the acceptance of any appointment as Pledgee by a successor Pledgee, that successor Pledgee shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Pledgee under this Agreement, and the retiring Pledgee shall thereupon be discharged from its duties and obligations under this Agreement. After any retiring Pledgee's resignation, the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement while it was Pledgee.

                  SECTION 15.  Notices.

                  (a) Any notice or communication to any party hereto shall be duly given if in writing and delivered in person or mailed by first class mail (registered or certified, return receipt requested), facsimile or overnight air courier guaranteeing next day delivery to such other party's address.

                  If to RHI Holdings, Inc.:

                           300 West Service Road
                           P.O. Box 10803
                           Chantilly, VA  22001
                           Facsimile No.:  (703) 888-5674
                           Attention:  Donald Miller, Esq.

                           with a copy to:

                           James J. Clark, Esq.
                           Cahill Gordon & Reindel
                           80 Pine Street
                           New York, NY  10005
                           Facsimile No.:  (212) 269-5420



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                                       -7-


                  If to Shared Technologies Inc.:

                           100 Great Meadow Road, Suite 104
                           Wethersfield, CT  06109
                           Facsimile No.:  (203) 258-2401
                           Attention:  Legal Department

                           with a copy to:

                           Walter D. Wekstein, Esq.
                           Harold J. Carroll, Esq.
                           Gadsby & Hannah
                           125 Summer Street
                           Boston, MA  02110
                           Facsimile No.:  (617) 345-7050

                  If to Gadsby & Hannah:

                           125 Summer Street
                           Boston, MA  02110
                           Facsimile No.:  (617) 345-7050

                           Walter D. Wekstein, Esq.
                           Harold J. Carroll, Esq.
                           Gadsby & Hannah
                           125 Summer Street
                           Boston, MA  02110
                           Facsimile No.:  (617) 345-7050

                  (b) All notices and communications will be deemed to have been duly given: at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, if mailed; when sent, if sent by facsimile; and the next business day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

                  SECTION 16. Entire Agreement. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.


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                                       -8-

                  IN WITNESS WHEREOF, Pledgor has caused this Agreement to be executed and delivered by its duly authorized officer as of the date first above written.

                               RHI HOLDINGS, INC.,
                                 as Pledgor


                               By: /s/ John Flynn
                                   ----------------------
                                     Name:
                                     Title:

                               GADSBY & HANNAH
                                 as Pledgee


                               By: /s/ Marianne Gilleran
                                   ----------------------
                                     Name:
                                     Title:

                               SHARED TECHNOLOGIES INC.


                               By: /s/ Vincent DiVincenzo
                                   ----------------------
                                     Name:
                                     Title:

                                   SCHEDULE I


                                 Pledged Shares

                                           CLASS                          PAR               CERTIFICATE                  NUMBER
ISSUER                                     OF STOCK                       VALUE                NO(S).                   0F SHARES
------                                     --------                       -----                ------                   ---------

Shared Technologies                        Series I 6%                    $.01                       1                    235,000
Fairchild Inc.                             Cumulative
                                           Convertible
                                           Preferred

Shared Technologies                        Series                         $.01                       1                    200,000
Fairchild Inc.                             Special
                                           Preferred
